CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133, Post-Effective
Amendment No.1 to the Registration No. 333-42133, and Post-Effective Amendment No. 2 to the Registration No. 333-42133 (No. 333-42133-99) on Form S-8 of our report dated June 28, 2016, with respect to the financial statements of Ingersoll Rand Company Employee Savings Plan for Bargained Employees as of and for the year ended December 31, 2015, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 28, 2016